Exhibit 4.8

FISCAL AND PAYING AGENCY AGREEMENT

among

General Motors Corporation,

and

Deutsche Bank AG London

and

Banque Générale du Luxembourg S.A.

Dated as of July 3, 2003

FISCAL AND PAYING AGENCY AGREEMENT

THIS FISCAL AND PAYING AGENCY AGREEMENT is made the 3rd day of July 2003, among:

(1)	General Motors Corporation of 300 Renaissance Center, Detroit, Michigan 48265-3000 (the “Company”);

(2)	Deutsche Bank AG London. (the “Fiscal Agent”) of Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (which expression shall include any successor fiscal agent appointed in accordance with Clause 18);

(3)	Banque Générale du Luxembourg S.A. of 50 Avenue J.F. Kennedy, L-2951 Luxembourg (together with the Fiscal Agent, the “Paying Agents,” which expression shall include any additional or successor Paying Agent appointed in accordance with Clause 20).

IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

(a) In this Agreement, unless there is something in the subject or context inconsistent therewith the expressions used herein shall have the same meanings as in the Subscription Agreement.

(b) The following expressions shall have the following meanings:

“Month” means calendar month;

“outstanding” means in relation to the Notes, all the Notes issued other than (i) those which have been redeemed in full in accordance with the Conditions, (ii) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest accrued thereon to the date for such redemption) have been duly paid to the Fiscal Agent as provided in this Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 12) and remain available for payment against presentation of Notes, (iii) those which have become void under Condition 15, (iv) those which have been purchased and cancelled as provided in Condition 5, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 13, (vi) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 13, (vii) Temporary Global Notes to the extent that they shall have been duly exchanged for Permanent Global Notes and Permanent Global Notes to the extent that they shall have been duly exchanged for Definitive Notes, in each case pursuant to their respective provisions and (viii) Temporary Global Notes and Permanent Global Notes which have become void in accordance with their terms and, provided that for the purpose of the right to attend and vote at any meeting of the Noteholders or any of them, those Notes (if any) which are for the time being held by any person (including but not limited to the Company or any Subsidiary of the Company) for the benefit of the Company or any Subsidiary of the Company shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“repay” shall include “redeem” and vice versa and “repaid,” “repayable” and “repayment” and “redeemed,” “redeemable” and “redemption” shall be construed accordingly; and

“Subscription Agreement” means the Subscription Agreement dated July 1, 2003 among the Company and the Managers concerning the purchase of the Notes.

(c) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Company under this Agreement shall be deemed to include (a) a reference to any Additional Amounts which may be payable under Condition 6 and (b) any other amounts which may be payable in respect of the Notes.

(d) Expressions defined in the Conditions shall have the same meanings herein unless otherwise stated.

2.	Appointment of Fiscal Agent and other Paying Agents

(a) The Fiscal Agent is hereby appointed as agent of the Company, upon the terms and subject to the conditions set out below, for the purposes of:

(i) completing, authenticating and issuing Notes and the coupons;

(ii) paying sums due on Global Notes;

(iii) arranging on behalf of the Company for notices to be communicated to the Noteholders in accordance with the Conditions;

(iv) receiving notice from Euroclear and/or Clearstream relating to the certificates of Non-U.S. beneficial ownership of the Notes;

(v) determining the date of completion of distribution of the Notes represented by each Temporary Global Note, upon notification from the Managers and notifying such determination to the Company, the Managers and Euroclear and Clearstream;

(vi) ensuring that all necessary action is taken to comply with applicable periodic reporting requirements with respect to the Notes; and

(viii) otherwise fulfilling its duties and obligations as set forth in the Conditions.

(b) Each Paying Agent is hereby appointed by the Company as Paying Agent of the Company, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes and/or coupons.

3.	Issue of Temporary Global Notes

(a) Upon the execution and delivery of this Agreement, 2013 Notes in an aggregate outstanding principal amount not in excess of €1,000,000,000 and 2033 Notes in an aggregate outstanding principal amount not in excess of €1,500,000,000, may be executed by the Company and delivered to the Fiscal Agent for authentication, and the Fiscal Agent shall thereupon authenticate and deliver such Notes upon the written order of the Company, signed by any authorized officer of the Company without any further action by the Company. Until a Note has been authenticated it shall have no effect.

(b) The Notes initially will be issued in the form of one or more Temporary Global Notes in bearer form without coupons substantially in the form set forth in Schedule 3 Part I, hereto. The Temporary Global Notes shall be signed on behalf of the Company by any authorized officer. The Temporary Global Notes shall be authenticated by the Fiscal Agent upon the same conditions, in substantially the same manner and with the same effect as the Permanent Global Notes or Definitive Notes. The Fiscal Agent will, upon the order of the Company, deposit the Temporary Global Notes with Deutsche Bank AG London., as the common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, societe anonyme (“Clearstream”).

4.	Issue of Permanent Global Notes

Upon the occurrence of any event which, pursuant to the terms of the Temporary Global Notes, requires the issuance of one or more Permanent Global Notes, the Temporary Global Notes may be surrendered to the Fiscal Agent at such office to be exchanged, as a whole or in part, for interests in the Permanent Global Notes substantially in the form set forth in Schedule 3 Part II hereto, in denominations of €1,000, €10,000 or €100,000 or integral multiples thereof without charge, and the Fiscal Agent shall authenticate and deliver, in exchange for such Temporary Global Note or the portions thereof to be exchanged, an equal aggregate principal amount of the Permanent Global Note, but only upon presentation to the Fiscal Agent by the Common Depository of a certificate or certificates (in substantially the form attached to the Temporary Global Note as Schedule Three) of Euroclear or Clearstream with respect to the Temporary Global Note or portions thereof being exchanged, to the effect that it has received in writing or by facsimile a certification or certifications (in substantially the form attached to the Temporary Global Note as Certificate “A”) signed by the person appearing in its records as the owner of the Temporary Global Note or portions thereof being exchanged.

5.	Issue of Definitive Notes

Upon the occurrence of any event which, pursuant to the terms of the Permanent Global Notes, requires the issuance of one or more Definitive Note(s), the Permanent Global Note shall be surrendered to or to the order of the Fiscal Agent. In exchange for the Permanent Global Note, the Company will deliver to the relevant Holders, or procure the delivery of, in either case at its own expense, an equal aggregate principal amount of Definitive Notes substantially in the form set forth in Schedule 3 Part III hereto, in denominations of €1,000, €10,000 or €100,000 (having attached to them all Coupons in respect of interest which has not already been paid on the Permanent Global Note), printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in this Agreement.

6.	Exchanges

Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or upon any exchange of a Permanent Global Note for Definitive Notes, the relevant Global Note shall be endorsed to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits under this Agreement as the holder of Notes and Coupons authenticated and delivered hereunder, subject as set out in the Conditions. The Fiscal Agent is hereby authorized on behalf of the Company (i) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged, and sign in the relevant space on the relevant Global Note recording such exchange and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.

7.	Payment

(a) The Company shall, on each date on which any payment in respect of any of the Notes becomes due, transfer to an account outside the United States specified by the Fiscal Agent such amount in Euros as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Fiscal Agent may designate.

(b) The Company shall ensure that no later than two Business Days immediately preceding the date on which any payment is to be made to the Fiscal Agent pursuant to subclause (a) above, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. For purposes of this Agreement, “Business Day” means a day other than a Saturday or Sunday that is not (a) a day on which banks and foreign exchange markets in London, New York City and the place where such Note or Coupon, as the case may be, is presented for payment to a Paying Agent are generally authorized or obligated by law or executive order to close and (b) not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET”) is closed.

(c) Subject to the Fiscal Agent or, as the case may be, the relevant other Paying Agents being satisfied in its sole discretion that payment will be duly made as provided in subclause (a) above, the Fiscal Agent and each other Paying Agent shall pay or cause to be paid on behalf of the Company the amounts of principal and interest due on the Notes in the manner provided in the Conditions. Payments on Temporary Global Notes will be made only to the extent that certification that the beneficial owners are not certain United States persons has been received by Euroclear or Clearstream. If any payment provided for in subclause (a) above is made late but otherwise in accordance with the provisions of this Agreement, the Fiscal Agent and each other Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment from the Company.

(d) If for any reason the Fiscal Agent considers in its sole discretion (exercised in good faith) that the amounts to be received by the Fiscal Agent pursuant to subclause (a) above will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due on the Notes, neither the Fiscal Agent nor any other Paying Agent shall be obliged to pay any such claims until the Fiscal Agent has received the full amount of all moneys due and payable in respect of such Notes.

(e) Without prejudice to subclauses (c) and (d) above, and without any requirement to do so, if the Fiscal Agent pays any amounts to the Noteholders or to any other Paying Agent at a time when it has not received payment in full in respect of such Notes in accordance with subclause (a) above (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Company shall, in addition to paying amounts due under subclause (a) above, pay to the Fiscal Agent on demand interest at a rate determined by the Fiscal Agent to represent its cost of funding the Shortfall for the relevant period (with proof thereof if requested by the Company) (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

(f) The Fiscal Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Notes unless the Fiscal Agent shall have notified such Paying Agent prior to the opening of business in the location of the office of such Paying Agent through which payment on the Notes can be made on the due date of payment under such Notes that the Fiscal Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

(g) While any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment, the Paying Agent, on behalf of the Company, to which the Global Note was presented for the purpose of making such payment shall cause the relevant Part of Schedule One to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal, and/or interest as applicable.

If the amount of principal, and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Global Note is presented for the purpose of making such payment shall make a record of such shortfall on the relevant Part of Schedule One to the relevant Global Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

8.	Notice of any Withholding or Deduction

If the Company is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Company shall give notice thereof to the Fiscal Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with such requirement.

9.	Duties of the Fiscal Agent in Connection with Redemption of Notes

If the Company decides to redeem all the Notes for the time being outstanding in accordance with the Conditions, it shall give notice of such decision to the Fiscal Agent a reasonable length of time (at least 40 days) before the relevant redemption date to enable the Fiscal Agent to undertake its obligations herein and in the Conditions.

10.	Receipt and Publication of Notices

(a) Forthwith upon the receipt by the Fiscal Agent of a demand or notice from any Noteholder in accordance with Condition 8, the Fiscal Agent shall forward a copy thereof to the Company.

(b) On behalf of and at the request and expense of the Company, the Fiscal Agent shall cause to be given in accordance with the Conditions, all notices required to be given by the Company to the Noteholders under the Conditions or this Agreement.

11.	Cancellation of Notes and Coupons

(a) All Notes which are redeemed or exchanged (together with all unmatured Coupons attached thereto or delivered therewith) and all Coupons which are paid shall be cancelled by the Paying Agent by which they are paid. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent or as the Fiscal Agent may specify. Where Notes are purchased by or on behalf of the Company, the Company may, at its option, procure that such Notes (together with all unmatured Coupons appertaining thereto) are promptly surrendered to the Fiscal Agent or its authorized agent for cancellation.

(b) The Fiscal Agent shall (unless required by law or otherwise instructed by the Company in writing and save as provided in Clause 13(a) below) destroy all cancelled Notes and Coupons and, upon request, furnish the Company with a certificate of destruction containing serial numbers of the Notes and the number of Coupons so destroyed.

12.	Issue of Replacement Notes or Coupons

(a) The Company shall cause a sufficient quantity of additional forms of Notes to be available, upon request, to the Fiscal Agent at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.

(b) The Fiscal Agent shall, subject to and in accordance with the Conditions and the following provisions of this Clause 12, cause to be authenticated and delivered any replacement Notes or Coupons which the Company and the Fiscal Agent may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

(c) In the case of a mutilated or defaced Note, the Fiscal Agent shall ensure that (unless otherwise covered by such indemnification as the Company may require) any replacement Note only has attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

(d) The Fiscal Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note in respect of which the serial number is known, that such Note or Coupon has not previously been redeemed or paid. The Fiscal Agent shall not issue any replacement Note or Coupon unless and until the Fiscal Agent and the Company agree that the applicant therefor has:

(i) paid such costs as may be incurred in connection therewith;

(ii) furnished it with such evidence and indemnification as the Company and the Fiscal Agent may reasonably require; and

(iii) in the case of any mutilated or defaced Note or Coupon, surrendered it to the Fiscal Agent.

(e) The Fiscal Agent shall cancel any mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this Clause 12. The Fiscal Agent shall furnish the Company with a certificate stating the serial numbers of the Notes or Coupons received by it and cancelled pursuant to this Clause 12 and shall, unless otherwise required by the Company, destroy all such Notes and Coupons and furnish the Company with a destruction certificate containing the information specified in Clause 11(b) above.

(f) The Fiscal Agent shall, on issuing any replacement Note or Coupon, forthwith inform the Company and the Paying Agent of the serial number of such replacement Note or Coupon issued and (if known) of the serial number of the Note or Coupon in place of which such replacement Note or Coupon has been issued.

(g) Whenever any Note or Coupon for which a replacement Note or Coupon has been issued and of which the serial number is known is presented to any of the Paying Agents for payment, the relevant Paying Agent shall immediately send notice thereof to the Company and the Fiscal Agent; no payment shall be made on such cancelled Note or Coupon.

13.	Records and Certificates

(a) The Fiscal Agent shall (i) keep a full and complete record of all Notes and Coupons and of their redemption, purchase, cancellation or payment (as the case may be) and of all replacement Notes or Coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (ii) in respect of the Coupons, retain until the expiry of five years from the Relevant Date (as defined in Condition 15) in respect of such Coupons either all paid Coupons or a list of the total number of Coupons of that maturity still remaining unpaid. The Fiscal Agent shall at all reasonable times make such records and Coupons available to the Company.

(b) A certificate stating (i) the aggregate principal amounts of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid, (ii) the serial numbers of such Notes, (iii) the total numbers of each denomination of such Coupons, (iv) the serial numbers of those Notes (if any) which have been purchased by or on behalf of the Company or any of its Subsidiaries and cancelled (subject to delivery thereof to the Fiscal Agent) and the total number of Coupons attached thereto or surrendered therewith and (v) the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been surrendered and replaced and the serial numbers of such Notes and the total numbers by maturity date of such Coupons shall be given to the Company by the Fiscal Agent as soon as possible and in any event within three months after the date of such redemption, purchase, payment or replacement (as the case may be).

(c) The Fiscal Agent shall submit (on behalf of the Company) such reports or information as may be required from time to time by applicable law, regulations and guidelines in connection with this Agreement.

14.	Copies of this Agreement Available for Inspection

(a) The Fiscal Agent and the Paying Agents shall hold copies of this Agreement available for inspection by Noteholders and Couponholders. For this purpose, the Company shall furnish the Fiscal Agent and the Paying Agents with sufficient copies of this Agreement.

15.	Fees and Expenses

(a) The Fiscal Agent shall be entitled to the compensation to be agreed upon with the Company for all services rendered by it, and the Company agrees to pay such compensation promptly and to reimburse the Fiscal Agent and the Paying Agents for reasonable out of pocket expenses (including reasonable fees and expenses of counsel pursuant to Clause 18(b) below) reasonably incurred by either of them in connection with the services rendered by them hereunder.

(b) The Company shall pay to the Fiscal Agent such fees in respect of the services of the Paying Agents under this Agreement as shall be agreed between the Company and the Fiscal Agent. The Company shall not be concerned with the apportionment of payment among the Paying Agents.

(c) In respect of the said fees the Company shall also pay to the Fiscal Agent such sum as is appropriate in respect of value added tax together with all reasonable expenses (including, inter alia, postage expenses) reasonably incurred by the Paying Agents in connection with their said services.

(d) The fees under subclause (b) above shall be paid in U.S. Dollars. The Fiscal Agent shall arrange for payment of the fees due to the Paying Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Company.

(e) At the request of the Fiscal Agent, the parties hereto may from time to time during the continuance of this Agreement review the fees agreed initially pursuant to subclause (b) above with a view to determining whether the parties hereto can mutually agree upon changes therein.

16.	Indemnification

(a) The Company shall indemnify and keep indemnified each of the Paying Agents and the Fiscal Agent against any losses, liabilities, costs, claims (or actions in respect thereof) and reasonable expenses (including reasonable legal fees) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, negligence or bad faith or that of its officers or employees or any of them, or breach by it of the terms of this Agreement. The obligations of the Company under this Clause (a) shall survive the payment of the Notes and the resignation or removal of the Fiscal Agent or any Paying Agent, as the case may be.

(b) Each of the Paying Agents and the Fiscal Agent shall severally indemnify the Company against any losses, liabilities, costs, claims (or actions in respect thereof) and reasonable expenses (including reasonable legal fees) which the Company may incur or which may be made against the Company as a result of the willful default, negligence or bad faith of that Paying Agent or Fiscal Agent or that of its officers or employees or any of them, or breach by it of the terms of this Agreement.

17.	Repayment by Fiscal Agent

Any monies paid by the Company to the Fiscal Agent or any Paying Agent for payment in respect of any of the Notes or Coupons and remaining unclaimed for two years after the date on which such amounts shall have become due and payable shall then be repaid to the Company and, upon such payment, all liability of the Fiscal Agent or any Paying Agent with respect to such monies shall cease, without, however, relieving the Company of the obligation to pay the amounts in respect of any such Note or Coupon upon the due subsequent presentation thereof to the Company at its registered office until such Notes or Coupons become void. Notes will become void unless presented for payment within periods of ten years and five years, respectively, from the due date for payment thereof, in accordance with the Conditions.

18.	Conditions of Appointment

The Fiscal Agent and each of the Paying Agents accept their obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agree and to all of which the rights of the holders from time to time of the Notes and Coupons shall be subject:

(a) In acting under this Agreement and in connection with the Notes and Coupons, the Fiscal Agent and the Paying Agents are acting solely as agents of the Company and do not assume any obligation towards or relationship of agency or trust for or with any of the beneficial owners or holders of the Notes and Coupons except that all funds held by the Paying Agents for a payment in respect of the Notes and Coupons shall be held in trust by them and applied as set forth herein and in such Notes, but need not be segregated from other funds held by them, except as required by law; provided that monies paid by the Company to the Paying Agents for payment in respect of any of the Notes and Coupons and remaining unclaimed for two years after the date on which such payment shall have become due and payable shall be repaid to the Company as provided and in the manner set forth in Clause 17 hereof, whereupon the aforesaid trust shall terminate and liability of the Paying Agents to the Company with respect to such monies shall cease.

(b) Each of the Fiscal Agent and the Paying Agents may consult at its own expense (unless the Company has agreed in writing as to the need for such consultation and as to the counsel to be consulted) with counsel satisfactory to it (who may be an employee of or legal advisor to the Company) in its reasonable judgment and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by any of them hereunder in good faith and in accordance with such advice or opinion.

(c) The Fiscal Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or being suffered by it in reliance upon any Note, instrument of transfer, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(d) Each of the Paying Agents or any agent of the Company or of the Paying Agent, if it is not a United States person as defined in this Agreement or if it is the foreign branch of a U.S. financial institution as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6), in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have if it were not a Paying Agent or any agent of the Company or of the Paying Agent, and each Paying Agent may engage or be interested in any financial or other transaction with the Company, and may act on, or as depositary, trustee or Manager for, any committee or body of holders of Notes or other obligations of the Company, as freely as if it were not a Paying Agent or any agent of the Company or of the Paying Agent.

(e) None of the Fiscal Agent or the Paying Agents shall be under any liability for interest on any monies received by it pursuant to any of the provisions of this Agreement or the Notes except as otherwise agreed with the Company in writing.

(f) The recitals contained in this Agreement and in the Notes or Coupons (except in the Fiscal Agent’s certificate of authentication) shall be taken as the statements of the Company, and neither the Fiscal Agent nor any Paying Agent assumes any responsibility for the correctness of the same. Neither the Fiscal Agent nor any Paying Agent makes any representation as to the validity or sufficiency of this Agreement or the Notes, except for their due authorization to execute and perform their obligations under this Agreement. Neither the Fiscal Agent nor any Paying Agent shall be accountable for the use or application by the Company of any of the Notes or by the Company of the proceeds of any Notes.

(g) The Fiscal Agent and the Paying Agents shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Conditions against the Fiscal Agent or any Paying Agent. Neither the Fiscal Agent nor any Paying Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(h) The Company shall provide the Fiscal Agent and each other Paying Agent with a copy of the certified list of persons authorized to take action on behalf of the Company in connection with this Agreement (as referred to in paragraph 3 of Appendix A to the Subscription Agreement) and shall notify the Fiscal Agent and each Paying Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Fiscal Agent that such person has been so authorized.

(i) No Paying Agent shall exercise any right of set off or lien against the Company or any Noteholders or Couponholders in respect of any monies payable to or by it under the terms of this Agreement.

(j) To the extent permitted by law, each of the Paying Agents shall be entitled to treat the bearer of any Note or Coupon as the absolute owner thereof (notwithstanding any notice to the contrary and whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or writing thereon or notice of previous loss or theft thereof) for all purposes subject, in relation to any Global Note, as provided in the Conditions.

(k) Each of the Company, the Fiscal Agent and the Paying Agents agree that this Agreement will, subject to the other provisions herein, continue in full force and effect for so long as any of the Notes are outstanding.

19.	Communications with Paying Agents

A copy of all communications relating to the subject matter of this Agreement between the Company and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

20.	Termination of Appointment

(a) The Company may terminate the appointment of the Fiscal Agent or any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Fiscal Agent or the Paying Agent whose appointment is concerned and, in the case of any Paying Agent other than the Fiscal Agent, the Fiscal Agent at least 60 days’ prior written notice to that effect, provided that, so long as any of the Notes are outstanding, (i) such notice shall not expire less than 30 days before any due date for the payment of any Note or Coupon and (ii) notice shall be given in accordance with the Conditions at least 30 days prior to any removal or appointment of the Fiscal Agent or any Paying Agent.

(b) Notwithstanding the provisions of subclause (a) above, if at any time the Fiscal Agent or any Paying Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any public officer takes charge or control of such Fiscal Agent or Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Company may forthwith without notice terminate the appointment of such Fiscal Agent or Paying Agent, as the case may be, in which event notice thereof shall be given to the Noteholders and the Couponholders in accordance with the Conditions as soon as practicable thereafter.

(c) The termination of the appointment of the Fiscal Agent or any Paying Agent hereunder shall not entitle such Fiscal Agent or Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(d) The Fiscal Agent or all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving to the Company and (except in the case of resignation of the Fiscal Agent) the Fiscal Agent at least 60 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Fiscal Agent or any Paying Agent, the Company shall promptly, but no later than 10 days prior to the expiration of any resignation of the Fiscal or Paying Agent; give notice thereof to the Noteholders and the Couponholders in accordance with the Conditions. The Fiscal Agent and Paying Agent may appoint a replacement Fiscal Agent on behalf of the Company, if the Company has not already done so.

(e) Notwithstanding the provisions of subclauses (a), (b), (c) and (d) above, so long as any of the Notes are outstanding, the termination of the appointment of any Paying Agent (whether by the Company or by the resignation of such Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is (i) a Fiscal Agent and (ii) at least one Paying Agent with a specified office in a European city which, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, shall be Luxembourg.

(f) Any successor Fiscal Agent or Paying Agent appointed hereunder shall execute and deliver to its predecessor, the Company any (unless its predecessor is the Fiscal Agent) the Fiscal Agent, an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent or Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent or a Paying Agent under this Agreement.

(g) If the appointment of the Fiscal Agent or any Paying Agent hereunder is terminated (whether by the Company or by the resignation of such Fiscal Agent or Paying Agent), such Fiscal Agent or Paying Agent shall on the date on which such termination takes effect deliver to the Fiscal Agent or the successor Fiscal Agent all Notes and Coupons surrendered to it but not yet destroyed and shall deliver to such successor Paying Agent (or if none, the Fiscal Agent) all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Fiscal Agent or Paying Agent (or, if none, to the Fiscal Agent) the amounts held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

(h) If the Fiscal Agent or any of the Paying Agent changes its specified office, it shall give to the Company and the Fiscal Agent (if applicable), not less than 45 days’ written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days prior to such change, the Fiscal Agent shall give to the Noteholders notice of such change and the address of the new specified office in accordance with the Conditions. The Company reserves the right to approve any change in the specified office of any Paying Agent.

(i) Any corporation into which the Fiscal Agent or any Paying Agent for the time being may be merged or converted or any corporation with which such Fiscal Agent or Paying Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Fiscal Agent or Paying Agent shall be a party shall, to the extent permitted by applicable law, be the successor Fiscal Agent or Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Company and, where appropriate, the Fiscal Agent.

21.	Meetings of Noteholders

(a) The provisions of Schedule 4 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

(b) Without prejudice to subclause (a) above, each of the Paying Agents shall, on the request of any Noteholder, issue voting certificates and block voting instructions together, if so required by the Company, with reasonable proof satisfactory to the Company of due execution thereof on behalf of such Paying Agent in accordance with the provisions of Schedule 4 hereto and shall forthwith give notice to the Company in accordance with the said Schedule 4 of any revocation or amendment of a voting certificate or block voting instruction. Each Paying Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall not later than 24 hours before the time appointed for holding any meeting or adjourned meeting deposit, at such place as the Fiscal Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

22.	Communications

All communications shall be by facsimile or letter delivered by hand or (but only where specifically provided in the Appendix hereto) by telephone. Each communication shall be made to the relevant party at the facsimile number or address or telephone number and, in the case of a communication by facsimile or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person(s) from time to time specified in writing by that party to the other for the purpose. The initial telephone number, facsimile number and address of, and person(s) so specified by, each party are set out on the signature pages of this Agreement.

A communication shall be deemed received, (if by facsimile) when an acknowledgment of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this Clause 22 provided, however, that if a communication is received after business hours it shall be deemed to be received and become effective on the next Business Day. Every communication shall be irrevocable save in respect of any manifest error therein.

23.	Taxes

The Company will pay all stamp or other documentary taxes or duties, if any, to which the execution or delivery of this Agreement or the original issuance of the Notes or Coupons may be subject as a result of compliance with the terms of the Subscription Agreement.

24.	Descriptive Headings

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

25.	Amendments

This Agreement, the Notes and the Coupons may be amended by the Company and the Fiscal Agent, without the consent of the Noteholders or the Couponholders so as to modify any of the provisions of this Agreement, the Notes and the Coupons which are of a formal, minor or technical nature in the opinion of the Company or to add any covenant, restriction, condition or provision as the Company shall consider to be for the protection of the Noteholders or is made for the purpose of curing any ambiguity, or correcting or supplementing any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein, or to make such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Notes or Coupons. Any such modification shall be binding on all the Noteholders and the Couponholders, and if the Fiscal Agent so requires, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 12.

26.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to the principles of conflicts of law. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party thereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Nothing contained in this Clause 26 shall limit any right to bring any legal action or proceeding in any other court of competent jurisdiction. The Company hereby appoints its New York office as its agent for the service of process in New York.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

GENERAL MOTORS CORPORATION

By:	/s/ Warren G. Andersen
Name:	Warren G. Andersen
Title:	Assistant General Counsel
and Assistant Secretary

[Signature Page for GM Euro Fiscal and Paying Agency Agreement]

DEUTSCHE BANK AG LONDON

By:	/s/ CA Morris
Name:	CA Morris
Title:	Vice President

By:	/s/ C. Wilson
Name:	C. Wilson
Title:	Vice President

BANQUE GÉNÉRALE DU LUXEMBOURG S.A.

By:	/s/ Jean Marie Moes
Name:	Jean Marie Moes
Title:	Head of Back-Offices & Securities Handling

By:	/s/ Karine Antignac
Name:	Karine Antignac
Title:	Head of Paying Agency Recovery

[Signature Page for GM Euro Fiscal and Paying Agency Agreement]

SCHEDULE 1

TERMS AND CONDITIONS OF NOTES

The following are the Terms and Conditions of Notes (sometimes referred to herein as the “Terms and Conditions” or “Conditions’) of the Company that (subject to completion and amendment) will be attached to or incorporated by reference into each Global Note and which will be attached to or endorsed upon each Definitive Note.

This Note is one of the Notes issued subject to, and with the benefit of, the Fiscal and Paying Agency Agreement (as amended from time to time in accordance with its terms, the “Fiscal and Paying Agency Agreement”) dated July 3, 2003 and made among General Motors Corporation (the “Company”), Deutsche Bank AG London, as issuing agent and principal Paying Agent (the “Fiscal Agent” which expression shall include any successor as fiscal agent) and Banque Générale du Luxembourg S.A., as Paying Agent (together with the Fiscal Agent, the “Paying Agents” which expression shall include any additional or successor Paying Agents).

The holders for the time being of the Notes (the “Noteholders”), which expression shall, in relation to any Notes be construed to include the holders of the Coupons (as defined below) appertaining to Definitive Notes (the “Couponholders”), are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Fiscal and Paying Agency Agreement, which are binding on them. Words and expressions defined in the Fiscal and Paying Agency Agreement or on the face of this Note shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated. Copies of the Fiscal and Paying Agency Agreement are available from the principal office of the Fiscal Agent and the Paying Agents set out at the end of this Agreement.

1.	Form, Denomination and Title

Each of the 2013 Notes and 2033 Notes will be represented initially by one or more Temporary Global Notes in bearer form (each a “Temporary Global Note”), without Coupons, which will be deposited on or about July 3, 2003 with a common depositary of Euroclear Bank S.A./N.V. as operator for the Euroclear System (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”) for credit to certain accounts maintained by Euroclear or Clearstream.

Interests in Temporary Global Notes will be exchangeable for interests in Permanent Global Notes in bearer form (the “Permanent Global Note”) without Coupons, not earlier than 40 days after July 3, 2003 (as extended as described below, the “Exchange Date”). The Company may issue further 2013 Notes and 2033 Notes which shall be consolidated and form a single series with the 2013

Notes and 2033 Notes (as applicable), provided, however, that such further Notes may be issued only if they are fungible with the original Notes for United States federal income tax purposes. If any further 2013 Notes and 2033 Notes are issued prior to the originally scheduled Exchange Date, then the Exchange Date may be extended, without the consent of the applicable Noteholders, to a date being not earlier than 40 days after the issue of such further Notes. In addition, the exchange of a Temporary Global Note for a Permanent Global Note will only be made upon certification that each beneficial owner of an interest in the Temporary Global Note is not a United States person or, if it is a United States person, that either it is a foreign branch of a U.S. financial institution that meets certain requirements or it acquired the 2013 Notes or 2033 Notes through such a foreign branch and continues to hold such 2013 Notes or 2033 Notes through that financial institution and, if it is a financial institution, that it has not acquired such 2013 Notes or 2033 Notes for resale to any United States person or persons in the United States or its possessions. A Permanent Global Note may be exchanged in whole but not in part for definitive Notes, in bearer form with Coupons, in denominations of €1,000, €10,000 and €100,000, either upon request by any holder of an interest in the Permanent Global Notes or in certain other circumstances set out in the Permanent Global Note as further described below. No Definitive Note delivered in exchange for a Permanent Global Note will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

Title to the Notes and the Coupons will pass by delivery. The holder of each Coupon, whether or not such Coupon is attached to a Note, in the holder’s capacity as such, shall be subject to and bound by all the provisions contained in the relevant Note. To the extent permitted by law, the Company, the Fiscal Agent and the Paying Agents, as the case may be, shall be entitled to deem and treat the bearer of any Note and the bearer of any Coupon as the absolute owner thereof (notwithstanding any notice to the contrary and whether or not such Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft or trust or other interest therein) for the purpose of making payment and for all other purposes.

2.	Status of the Notes

The Notes and the Coupons appertaining thereto will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company save for that preferred by mandatory provisions of law.

The Fiscal and Paying Agency Agreement and the Notes do not limit other indebtedness or securities which may be issued by the Company and contain no financial or similar restrictions on the Company.

3.	Interest

The Notes will bear interest from and including July 3, 2003 to but excluding July 3, 2013 (in the case of the 2013 Notes) and from and including July 3, 2003 to but excluding July 5, 2033 (in the case of the 2033 Notes) at a rate of 7.25 percent per annum, in the case of the 2013 Notes, and 8.375 percent per annum in the case of the 2033 Notes, payable annually in arrears on July 3 (in the case of the 2013 Notes) and July 5 (in the case of the 2033 Notes) in each year the Notes are outstanding. The first payment shall be payable on July 3, 2004 (in the case of the 2013 Notes) and July 5, 2004 (in the case of the 2033 Notes).

Interest will cease to accrue on the Notes on the applicable Maturity Date (as defined below) or on the date the 2013 Notes or the 2033 Notes, as the case may be, are due to be redeemed unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (both before and after judgment) until whichever is the earlier of (i) the day on which all the sums due in respect of the 2013 Notes or 2033 Notes, as the case may be, Notes up to that day are received by or on behalf of the holders of the 2013 Notes or 2033 Notes, as the case may be, and (ii) the day on which the Fiscal Agent has notified the holder thereof (in accordance with Condition 12) of its receipt of all sums due in respect thereof up to that date and that, upon presentation thereof being duly made by the holder of Notes or Coupons, payment will be made, provided that upon presentation thereof being duly made, payment is in fact made.

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of the actual number of days elapsed since the date of issuance of the Notes, or if more recent, the last interest payment date divided by 365 (or if any portion of this period falls in a leap year, the sum of (A) the actual number of days in that portion of the period falling in a leap year divided by 366 and (B) the actual number of days in the portion of the period falling in a non-leap year by 365).

4.	Payments

Principal of and interest (which term includes any Additional Amounts, as defined herein, unless the context otherwise requires) on the Notes will be payable in Euros against surrender of such Notes or Coupons, as the case may be, at such paying agencies outside the United States and its possessions as the Company may appoint from time to time or, at the option of the holder, by credit or transfer to a designated Euro account maintained by the payee with a bank located outside the United States and its possessions, subject in each case to all applicable laws and regulations. If the date for payment of any amount in respect of any Note or Coupon is not a Business Day in the relevant place, the holder thereof shall not be entitled to payment until the next following Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Business Day” means a day other than a Saturday or Sunday that is not (a) a day on which banks and foreign exchange markets in London, New York City and the place where such Note or Coupon, as the case may be, is presented for payment to a Paying Agent are generally authorized or obligated by law or executive order to close and (b) not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System is closed. No payment of principal of, or interest on, any Note may be made at any office of the Fiscal Agent or any other Paying Agent maintained by the Company in the United States, nor may payment be made to any address in the United States or by transfer to an account maintained in the United States.

The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents outside the United States and its possessions, provided that, until all outstanding Notes have been cancelled and delivered to the Fiscal Agent, or monies sufficient to pay the principal of and interest on all outstanding Notes have been made available for payment and either paid or returned to the Company, as the case may be, as provided in the Notes, the Company will maintain a Paying Agent in a European city for payments on Notes or Coupons (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require). Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 12. The names of the initial Fiscal Agent and the initial Paying Agents and their respective initial offices are set forth at the end of the Fiscal and Paying Agency Agreement.

In case of early redemption, the 2013 Notes or the 2033 Notes (as applicable) should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any such missing unmatured Coupons will be deducted from the sum due for payment. Each amount so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of five years following the due date for payment of such principal on redemption (whether or not such Coupons would have become unenforceable pursuant to Condition 15).

All monies paid by the Company to the Fiscal Agent for the payment of principal of, or interest on, any Note which remains unclaimed at the end of two years after such principal or interest shall have become due and payable, will be repaid to the Company upon the Company’s request and the holder of such Note or any Coupon will thereafter look only to the Company for payment thereof.

5.	Redemption

(a) Maturity

The Notes are not redeemable before maturity except as provided under this Condition. The Notes will be redeemed by the Company in full at a redemption price equal to 100 percent of the principal amount of the Notes on July 3, 2013 (in the case of the 2013 Notes) and July 5, 2033 (in the case of the 2033 Notes) (in either case, the “Maturity Date”) if they have not been otherwise redeemed as described herein.

(b) Redemption for Tax Reasons

If, as the result of any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, including any official proposal for such a change in or amendment to such laws, which became effective after the date of the Offering Circular or which proposal is made after such date, or any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of the Offering Circular or which proposal is made after such date, or as the result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after the date of the Offering Circular, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company, there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Company, a material increase in the probability that the Company has or may become obligated to pay Additional Amounts (as described below in Condition 6), and the Company in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of the 2013 Notes or the 2033 Notes, the 2013 Notes and/or the 2033 Notes (as applicable) may be redeemed, as a whole but not in part, at the Company’s option at any time thereafter, at a redemption price equal to 100 percent of the principal amount of the 2013 Notes or the 2033 Notes (as applicable) to be redeemed together with (as applicable) accrued and unpaid interest thereon to (but not including) the date fixed for redemption (the “Redemption Price). Before the publication of any notice of redemption of the 2013 Notes or the 2033 Notes (as applicable), pursuant to the foregoing, the Company shall deliver to the Fiscal Agent the opinion of a nationally recognized independent tax advisor to the Company as described above and a certificate setting out facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

(c) Special Tax Redemption

If the Company shall determine, based upon an opinion of a nationally recognized independent tax advisor to the Company, that any payment made outside the United States and its possessions by the Company or any of its Paying Agents of principal of or interest on any Note or Coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, identification, documentation, information or other reporting requirement of any kind with regard to the nationality, residence or identity of a beneficial owner of such Note or of any Coupon who is a Non-U.S. Holder (as defined under Condition 6) (other than such a requirement which can be satisfied by the custodian, nominee or other agent (if any) of the beneficial owner certifying to the effect that such beneficial owner is a Non-U.S. Holder, provided that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Company shall, at its election, either redeem the 2013 year Notes or 2033 Notes (as applicable) in whole at a redemption price equal to 100 percent of the principal amount of the 2013 year Notes or 2033 Notes (as applicable) together with (as applicable) accrued and unpaid interest to (but not including) the date fixed for redemption, or, if the conditions of the second succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and publish prompt notice thereof (the “Determination Notice”) stating the effective date of such certification, documentation, identification, information or other reporting requirement, whether the Company has elected to redeem the 2013 Notes and/or the 2033 Notes (as applicable) or pay the Additional Amounts specified in the second succeeding paragraph, and (if applicable) the last date by which the redemption of the 2013 year Notes or 2033 Notes (as applicable) must take place, as provided in the next succeeding sentence. If the Company elects to redeem the 2013 Notes or the 2033 Notes (as applicable), such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice to the Fiscal Agent at least 15 days before notice is given to the holders of the 2013 year Notes or 2033 Notes (as applicable) of the date fixed for redemption as described below. Notwithstanding the foregoing, the Company will not so redeem the 2013 year Notes or 2033 Notes if the Company shall subsequently determine, not less than 30 days before the date fixed for redemption, that subsequent payments on the 2013 year Notes or 2033 Notes (as applicable) would not be subject to any such certification, identification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect.

Each notice referred to in the preceding paragraph shall be given in the manner described below under Condition 12.

If, and so long as, the certification, identification, documentation, information or other reporting requirement referred to in the second preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States and its possessions following the effective date of such requirement by the Company or any Paying Agent of principal of, or interest on, any Note or Coupon of which the beneficial owner is a Non-U.S. Holder (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company or any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, will not be less than the amount provided for in such Note or Coupon to be then due and payable. However, the Company may elect not to pay such Additional Amounts in respect of any backup withholding tax or similar charge, which (a) would not be applicable to a payment of principal of, or interest on, any Note or Coupon made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner of such Note if such custodian, nominee or other agent were to certify to the effect that such beneficial owner is a Non-U.S. Holder or (b) is imposed as a result of presentation of such Note or Coupon for payment more than 10 days after the date on which such payment became due and payable or on which payment thereof is duly provided for, whichever occurred later. In the event the Company elects to pay any Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem the 2013 Notes and/or 2033 Notes at any time pursuant to the applicable provisions of the second preceding paragraph, the redemption price of which shall not be reduced for applicable withholding taxes. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should not be satisfied, then the Company shall redeem the 2013 Notes and/or 2033 Notes pursuant to the applicable provisions of the second preceding paragraph.

(d) Notice

Notice of redemption will be given by the Company not less than 30 nor more than 60 days before the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Such notice shall be published in accordance with Condition 12 below. Notice having been so given, the 2013 Notes and/or 2033 Notes (as applicable) shall become due and payable on the redemption date upon presentation and surrender thereof (together with all Coupons, if any, maturing subsequent to the redemption date) and will be paid at the redemption price, at the offices or agencies in Luxembourg and in the manner specified therein. Notes shall be presented for redemption accompanied by all unmatured Coupons, if any, failing which the amount of the missing unmatured Coupons will be deducted from the sum due for payment. Any amount of payment so deducted will be paid in the manner mentioned above in Condition 4 against surrender of the related missing Coupons within the period of time set forth in Condition 15.

All unpaid interest installments represented by Coupons which shall have matured on or prior to the date of redemption specified in such notice shall continue to be payable to the holders of such Coupons, and the amount payable to the holders of Notes presented for redemption shall not include such unpaid installments of interest (and any Additional Amounts with respect thereto), unless Coupons representing such installments shall accompany the Notes presented for redemption. From and after the redemption date, if monies for the redemption of all the 2013 Notes or the 2033 Notes (as applicable) shall have been made available as provided herein for redemption on the redemption date, such Notes shall cease to bear interest, the Coupons appertaining thereto maturing subsequent to the redemption date shall be void and the only right of the holders of Notes and Coupons appertaining thereto shall be to receive payment of the applicable redemption price, and all unpaid interest installments represented by Coupons which shall have matured on or prior to the date of redemption, in accordance with the terms hereof. If any Note called for redemption by the Company shall not be so paid upon surrender thereof for redemption, the principal and interest of such Note shall, until paid pursuant to Condition 4 hereof, bear interest from the redemption date at the rate borne by the 2013 Notes or the 2033 Notes, as the case may be.

(e) Purchase by Company and Subsidiaries

The Company or any of its subsidiaries may at any time purchase or otherwise acquire Notes in the open market or otherwise. Notes purchased or otherwise acquired by the Company or any of it subsidiaries may be held or, at the discretion of the Company, surrendered to the Fiscal Agent for cancellation (together with (in the case of Definitive Notes) any unmatured Coupons attached thereto or purchased therewith). The Company may not resell or reissue those Notes purchased or otherwise acquired.

6.	Payment of Additional Amounts

The Company will pay to the holder of any Note or any Coupon who is a Non-U.S. Holder (as defined below) such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment in respect of the principal of, premium, if any, or interest, if any, on such Note or Coupon, after deduction or withholding by the Company or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note or in such Coupon to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member, or shareholder of, or holder of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) such holder’s present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for United States federal income tax purposes or corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note or Coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on any Note or Coupon;

(e) any tax, assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a Note or Coupon who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code;

(f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with (i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Note or Coupon, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or (ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest, if any, on any Note or Coupon, if such payment can be made without such withholding by at least one other Paying Agent;

(h) Any Note or Coupon where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union’s Economic and Finance Ministers) Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(i) any Note or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) or (i);

nor will Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note or Coupon to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note or Coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note or Coupon. The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided by this Condition 6 and the paragraph entitled “Special Tax Redemption” in Condition 5, the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in this Condition 6 and under the paragraph entitled “Special Tax Redemption” in Condition 5, the term “United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction; and the term “Non-U.S. Holder” means a person that is for United States federal income tax purposes, a (i) non resident alien individual, (ii) foreign corporation, (iii) non resident alien fiduciary of a foreign estate or trust, or (iv) a foreign partnership one or more members of which is, for United States federal income tax purposes, a non resident individual, a foreign corporation or a non resident alien fiduciary of a foreign estate or trust.

7.	Certain Covenants

(a) Limitation on Liens. The Company will not, and will not permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any

Principal Domestic Manufacturing Property of the Company or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Notes (together with, if the Company shall so determine, any other indebtedness of the Company or such Manufacturing Subsidiary ranking equally with the 2013 Notes and the 2033 Notes as then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of the Company and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders’ equity of the Company and its consolidated subsidiaries, as determined in accordance with generally accepted accounting principles in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to stockholders of the Company.

The above restrictions shall not apply to Debt secured by:

(i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

(ii) Mortgages on property existing at the time of acquisition of such property by the Company or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to the Company or a Manufacturing Subsidiary of improvements to such acquired property;

(iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to the Company or to another Subsidiary;

(iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Manufacturing Subsidiary;

(v) Mortgages on property of the Company or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

(vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

(b) Limitation on Sale and Lease-backs. The Company will not, and will not permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Company or any Manufacturing Subsidiary on the date that the Notes are originally issued (except for temporary leases for a term of not more than five years and except for leases between the Company and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Company or such Manufacturing Subsidiary to such person, unless either:

(i) the Company or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens set forth above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the 2013 Notes and 2033 Notes; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens set forth above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

(ii) the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of the Company or any Manufacturing Subsidiary (other than Debt owned by the Company or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

For purposes of the foregoing, the following definitions shall apply:

(i) “Attributable Debt” means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of the Company), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

(ii) “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

(iii) “Manufacturing Subsidiary” means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which the Company’s investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the Company’s books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Company or others or which is principally engaged in financing the Company’s operations outside the continental United States of America.

(iv) “Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

(v) “Principal Domestic Manufacturing Property” means any manufacturing plant or facility owned by the Company or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Company’s Board of Directors, is of material importance to the total business conducted by the Company and its consolidated affiliates as an entity.

(vi) “Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

8.	Events of Default

In case one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) default in the payment of the principal of the 2013 Notes or the 2033 Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest or in the payment of any Additional Amounts upon the 2013 Notes or the 2033 Notes as and when the same shall become due, and continuance of such default for a period of thirty days; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company applicable to the 2013 Notes or the 2033 Notes or contained in the Fiscal and Paying Agency Agreement and the Conditions for a period of ninety days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Fiscal Agent, or to the Company and the Fiscal Agent by the holders of at least 25 percent in aggregate principal amount of the 2013 Notes or the 2033 Notes at the time outstanding (as applicable); or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of ninety days; or

(e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors;

then if an Event of Default described in clause (a), (b) or (c) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the 2013 Notes or the 2033 Notes, as the case may be, shall have already become due and payable, the holders of not less than 25 percent in aggregate principal amount of the 2013 Notes or the 2033 Notes affected thereby then outstanding (as applicable) hereunder, by notice in writing to the Company and the Fiscal Agent, may declare the principal amount of the 2013 Notes or the 2033 Notes (as applicable) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of the Fiscal and Paying Agency Agreement or the Notes contained to the contrary notwithstanding, or, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each and every such case, the holders of not less than 25 percent in aggregate principal amount of the 2013 Notes or the 2033 Notes then outstanding (as applicable)), by notice in writing to the Company and the Fiscal Agent, may declare the principal of the 2013 Notes or the 2033 Notes (as applicable) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision in the Fiscal and Paying Agency Agreement or in the Notes to the contrary notwithstanding. The foregoing provisions, however, are subject to the conditions that if, at any time after the principal of the 2013 Notes or the 2033 Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Fiscal Agent a sum sufficient to pay all matured installments of interest, if any, and all Additional Amounts, if any, due upon the 2013 Notes or the 2033 Notes (as applicable) and the principal of the 2013 Notes or the 2033 Notes (as applicable) which shall have become due otherwise than by acceleration (with interest, if any, upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest and Additional Amounts, if any, at the same rate as the rate of interest specified in the 2013 Notes or the 2033 Notes, as the case may be, to the date of such payment or deposit), and such amount as shall be payable to the Fiscal Agent pursuant to the Fiscal and Paying Agency Agreement, and any and all defaults under the Fiscal and Paying Agency Agreement shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the 2013 Notes or the 2033 Notes (as applicable) then outstanding, by written notice to the Company and to the Fiscal Agent, may waive all defaults with respect to the 2013 Notes or the 2033 Notes (as applicable) and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Fiscal Agent shall have proceeded to enforce any right under the Fiscal and Paying Agency Agreement and such proceedings shall have been discontinued or abandoned because of such recession and annulment or for any other reason or shall have been determined adversely to the Fiscal Agent, then and in every such case the Company, the Fiscal Agent and the holders of the 2013 Notes or the 2033 Notes, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Fiscal Agent and the holders of the 2013 Notes or the 2033 Notes, as the case may be, shall continue as though no such proceedings had been taken.

9.	Fiscal and Paying Agents

The Fiscal Agent and each of the Paying Agents will act solely as agents of the Company and will not assume any obligations or relationships of agency or trust towards or with any Noteholder or Couponholder, except that any funds received by the Fiscal Agent for the payment of any sums due in respect of the Notes and the Coupons relating thereto shall be held by it in trust for the relevant Noteholders and Couponholders (as the case may be) until the expiration of the relevant period under Condition 4. The Fiscal and Paying Agency Agreement contains provisions for the indemnification of the Fiscal Agent and for its relief from responsibility in certain circumstances.

10.	Consolidation, Merger or Sale of Assets

The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the due and punctual payment of the principal of interest, and Additional Amounts, if any, on the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Fiscal and Paying Agency Agreement to be performed by the Company, in an instrument executed and delivered to the Fiscal Agent by such corporation and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Fiscal and Paying Agency Agreement.

The Fiscal Agent may receive an opinion of counsel (which counsel may be an employee of or counsel to the Company, or who may be other counsel acceptable to the Fiscal Agent) as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Condition 10.

11.	Meetings of Noteholders and Modification

The Fiscal and Paying Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests including modifications by Extraordinary Resolution with respect to the 2013 Notes or the 2033 Notes of the Terms and Conditions of the Notes, the Coupons and the Fiscal and Paying Agency Agreement. The quorum at any such meeting for passing a resolution proposed as an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the 2013 Notes or the 2033 Notes (as applicable) for the time being outstanding, except that at any meeting, the business of which includes, inter alia, (i) modification of the Maturity Date of the 2013 Notes or the 2033 Notes or reduction or cancellation of the principal amount payable upon maturity, (ii) reduction of the amount payable or modification of the payment date in respect of any interest on the 2013 Notes or 2033 Notes, (iii) modification of the currency in which payments under the Notes and/or Coupons are to be made, (iv) modification of the majority required to pass an Extraordinary Resolution or (v) modification of the provisions of the Fiscal and Paying Agency Agreement concerning this exception, the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than a clear majority, in principal amount of the 2013 Notes or the 2033 Notes (as applicable) for the time being outstanding. Any resolution duly passed at any such meeting shall be binding on all Noteholders (whether or not they were present at such meeting) and on all Couponholders.

The Fiscal Agent may agree with the Company, without the consent of the Noteholders or Couponholders, to any modification to any of the provisions of the Fiscal and Paying Agency Agreement, the Notes or the Coupons which is of a formal, minor or technical nature in the opinion of the Company or to add any covenant, restriction, condition or provision as the Company shall consider to be for the protection of the Noteholders or is made for the purpose of curing any ambiguity, or correcting or supplementing any provision contained therein which may be defective or inconsistent with any other provision contained therein, or to make such other provisions in regard to matters or questions arising under the Fiscal and Paying Agency Agreement as shall not adversely affect the interests of the holders of the Notes or Coupons. Any such modification shall be binding on all the Noteholders and Couponholders, and, if the Fiscal Agent so requires, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 12.

12.	Notices

Notices to Note holders will be given by publication in a daily morning newspaper in the English language of general circulation in London, England. In addition, so long as the 2013 Notes and 2033 Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, notices to holders of the 2013 Notes or 2033 Notes (as applicable) will be given by publication in a daily newspaper of general circulation in Luxembourg. The terms “daily morning newspaper” and “daily newspaper” shall be deemed to mean a newspaper customarily published on each Business Day (as defined under Condition 4) (in morning editions, in the case of “daily morning newspaper”), whether or not it shall be published in Saturday, Sunday, or holiday editions. If, by reason of the temporary or permanent suspension of publication of any newspaper, or by reason of any other cause, it shall be impossible to make publication of such notice in a daily morning newspaper in the English language of general circulation in London, England and Luxembourg, then such publication or other notice in lieu thereof as shall be made by the Fiscal Agent shall constitute sufficient publication of such notice, if such publication or other notice shall be in an English language newspaper with general circulation in Europe and, so far as may be possible, shall approximate the terms and conditions of the publication in lieu of which it is given.

In addition, any notice shall be published in a manner which complies with the rules and regulations of the Luxembourg Stock Exchange. Such publication is expected to be made in the Financial Times and the Luxemburger Wort. Such notice shall be deemed to have been given on the date of publication, or, if published on more than one date, on the date of first publication.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Fiscal Agent. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given Noteholders in accordance with this Condition 12.

13.	Replacement of Notes and Coupons

Notes (including any Coupons appertaining to the Notes) that become mutilated, defaced, destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the Fiscal Agent (the “Replacement Agent”) of such Notes and Coupons or evidence of the loss, theft or destruction thereof satisfactory to the Company and the Replacement Agent. In the case of a mutilated, defaced, destroyed, stolen or lost Note or Coupon, an indemnity and/or security satisfactory to the Replacement Agent and the Company may be required at the expense of the holder of such Note or Coupon before a replacement Note or Coupon, as the case may be, will be issued.

14.	Further Issues

The Company from time to time without the consent of the holder of any Note or Coupon, to create and issue further 2013 Notes and/or 2033 Notes ranking equally in all respects and on the same terms and conditions in all respects (or in all respects save for the date and amount of the first payment of interest thereon) as so that such issue shall be consolidated and form a single series with the 2013 Notes or the 2033 Notes (as applicable) for all purposes, provided, however, that such further Notes may be issued only if they are fungible with the original Notes for United States federal income tax purposes.

15.	Prescription

The Notes and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in this Condition 15).

The “Relevant Date” in respect of any payment means (in the case of Notes) the due date for payment and (in the case of Coupons) the date for payment shown on the Coupons.

16.	Governing Law

The Fiscal and Paying Agency Agreement, the Notes (including the Terms and Conditions of Notes) and the coupons will be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the principles of conflicts of law.

The Company irrevocably agrees that any legal action or proceeding against them arising out of or in connection with the Notes or the Coupons may be brought in any federal or New York State court sitting in the Borough of Manhattan, and, the Company irrevocably waives, to the fullest extent permitted by law, any objection it may have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

SCHEDULE 2

SUMMARY OF PROVISIONS RELATING TO THE NOTES WHILE

REPRESENTED BY THE GLOBAL NOTES

The following is a summary of certain additional provisions to be contained in the Temporary Global Note and the Permanent Global Note (together, the “Global Notes”), with respect to each of the 2013 Notes and the 2033 Notes, which will apply to, and to the extent that they are inconsistent with modify, the terms and conditions of the Notes set forth under “Terms and Conditions of the Notes”.

1.	EXCHANGE

The Temporary Global Note is exchangeable in whole or in part (free of charge to the holder) for interests in the Permanent Global Note not earlier than 40 days after the Closing Date (the “Exchange Date”) upon certification as to non-U.S. beneficial ownership in the form set out in the Temporary Global Note. The Company may issue further 2013 Notes and 2033 Notes which shall be consolidated and form a single series with the 2013 Notes or 2033 Notes, as the case may be. If any further Notes are issued prior to the originally scheduled Exchange Date then the Exchange Date may be extended, without the consent of the Noteholders, to a date being not earlier than 40 days after the issue of such further Notes. The Permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for Definitive Notes in bearer form, with Coupons, if:

(a) any holder of an interest in the Permanent Global Notes requests such exchange upon 45 days written notice; or

(b) an event of default (as set out in Condition 8 above) has occurred and is continuing; or

(c) the Company has been notified that both Euroclear and Clearstream have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(d) the Company has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form.

The occurrence of the circumstances described in (a), (b), (c) or (d) above is referred to herein as an “Exchange Event”. In the case of (a) or (b) above, the holder of the Permanent Global Note, acting on the instructions of one or more of the Accountholders (as defined below), may give notice to the Company and the Fiscal Agent and, in the case of (d) above, the Company may give notice to the Fiscal Agent of its intention to exchange the Permanent Global Note for Definitive Notes on or after the Definitive Exchange Date (as defined below).

On or after the Definitive Exchange Date the holder of the Permanent Global Note may or, in the case of (d) above, shall surrender the Permanent Global Note to or to the order of the Fiscal Agent. In exchange for the Permanent Global Note the Company will deliver, or procure the delivery of, an equal aggregate principal amount of Definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on the Permanent Global Note), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Fiscal and Paying Agency Agreement. On exchange of the Permanent Global Note, the Fiscal Agent will ensure that it is cancelled and, if the Company so requests, returned to the Company. No Definitive Note delivered in exchange for a Permanent Global Note will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

Transfers of the Notes while represented by the Global Notes will be effected in accordance with the rules and regulations of Euroclear and Clearstream.

“Definitive Exchange Date” means a day specified in the notice requiring exchange falling not less than 45 days after that on which such notice is given, being a day on which banks are open for business in the place in which the specified office of the Fiscal Agent is located and, except in the case of exchange pursuant to (b) above, in the place in which the relevant clearing system is located.

2.	PAYMENTS

On and after the Exchange Date, no payment will be made on the Temporary Global Note unless exchange for an interest in the Permanent Global Note is improperly withheld or refused. Payments of principal and interest in respect of Notes represented by a Global Note will, subject as set out below, be made against presentation outside the United States for endorsement and, if no further payment is to be made in respect of the Notes, surrender of such Global Note to the order of the Fiscal Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose. A record of each payment made will be endorsed on the appropriate part of the schedule to the relevant Global Note by or on behalf of the Fiscal Agent, which endorsement shall be prima facie evidence that such payment has been made in respect of the Notes. Payments of interest on the Temporary Global Note (if permitted by the first sentence of this paragraph) will be made upon certification as to non-U.S. beneficial ownership (as described in Condition 1 above) unless such certification has already been made.

3.	NOTICES

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 12, provided that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices to Noteholders will be given by publication in a daily newspaper of general circulation in Luxembourg. Such publication is expected to be made in the Luxemburger Wort. In addition, any notice shall be published in a manner which complies with the rules and regulations of the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given to the Noteholders on the seventh day after the day on which such notice is delivered to Euroclear and/or Clearstream (as the case may be) as aforesaid.

4.	ACCOUNTHOLDERS

For so long as all of the Notes are represented by one of the Global Notes and such Global Note is held on behalf of Euroclear and/or Clearstream, each person who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of such Notes (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Company solely in the bearer of the relevant Global Note in accordance with the subject to its terms. Each Accountholder must look solely to Euroclear or Clearstream (as the case may be) for its share of each payment made to the bearer of the relevant Global Note.

5.	PRESCRIPTION

Claims against the Company in respect of principal and interest on the Notes represented by a Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 15).

6.	CANCELLATION

Cancellation of any Note represented by a Global Note and required by the Terms and Conditions of the Notes to be cancelled following its redemption or purchase will be effected by endorsement by or on behalf of the Fiscal Agent of the reduction in the principal amount of the relevant Global Note on the relevant part of the schedule thereto.

7.	EUROCLEAR AND CLEARSTREAM

References herein to Euroclear and Clearstream shall be deemed to include references to any other clearing system through which interests in the Notes are held.

SCHEDULE 3

FORMS OF GLOBAL AND DEFINITIVE NOTES AND COUPONS,

PART I

FORM OF TEMPORARY GLOBAL NOTE

Common Code No.:

ISIN No.:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS A TEMPORARY GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR A PERMANENT GLOBAL NOTE WITHOUT COUPONS AT THE MAIN OFFICE OF THE FISCAL AGENT (AS DEFINED HEREIN) IN LONDON. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE FISCAL AND PAYING AGENCY AGREEMENT (AS DEFINED HEREIN).

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

GENERAL MOTORS CORPORATION

(incorporated in the State of Delaware, United States of America)

TEMPORARY GLOBAL NOTE

representing

€

% NOTES DUE

This Note is a Temporary Global Note in respect of a duly authorized issue of % Notes Due [date of maturity] (the “Notes”) of General Motors Corporation (the “Company”), limited to the aggregate principal amount of Euros (€            ).

This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and a Fiscal and Paying Agency Agreement (as amended from time to time in accordance with its terms, the “Fiscal and Paying Agency Agreement”) dated July 3, 2003 and made among the Company, Deutsche Bank AG London (the “Fiscal Agent”) and the Paying Agent named therein (the “Paying Agents”).

References herein to the Conditions shall be to the Terms and Conditions of Notes as set out in the relevant part of Schedule 1 and 2 to the Fiscal and Paying Agency Agreement as amended by the information set forth on the face of this Note and, in the event of any conflict between the provisions of the Conditions and the information set forth on the face of this Note, the latter will prevail.

For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the principal sum of Euros (€            ) and to pay interest annually on [            ] of each year from the date of issuance or the later date to which interest has been paid or provided for at the rate of [ ]% per annum in arrears on the principal amount of the Notes represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any such sums payable under the Conditions, upon presentation and, at maturity, surrender of this Temporary Global Note at the offices of the Fiscal Agent at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England or at the offices of any of the Paying Agent located outside the United States from time to time appointed by the Company in respect of the Notes, but in each case subject to the requirements as to certification provided herein. On any payment of interest being made details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording such payment shall be signed by or on behalf of the Company.

Prior to the Exchange Date (as defined below), payments of interest on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Fiscal Agent by Clearstream or Euroclear S.A./N.V., as operator of the Euroclear System a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate “A” as set out in Schedule Three hereto. After the Exchange Date the holder of this Temporary Global Note will not be entitled to receive any payment of interest or principal hereon.

On or after the date (as extended, as described in the Offering Circular, the “Exchange Date”) which is not earlier than 40 days after the Closing Date, this Temporary Global Note may be exchanged in whole or in part (free of charge) for a Permanent Global Note in the form set out in Part II of Schedule 3 to the Fiscal and Paying Agency Agreement, upon presentation of this Temporary Global Note by the bearer hereof at the offices in London of the Fiscal Agent (or at such other place outside the United States as the Fiscal Agent may agree). The Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Fiscal Agent by Euroclear or Clearstream a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate “A” as set out in Schedule Three hereto. After the Exchange Date the holder of this Temporary Global Note will not be entitled to receive any payment of interest hereon.

On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Fiscal Agent. On an exchange of part only of this Temporary Global Note, details of such exchange shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Company. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes represented by this Temporary Global Note are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Company or its Fiscal Agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of such Permanent Global Note by an amount equal to the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Notwithstanding the foregoing, where this Temporary Global Note has been exchanged in part for the Permanent Global Note pursuant to the terms hereof and Definitive Notes and Coupons have been issued in exchange for the total amount of Notes represented by the Permanent Global Note pursuant to its terms because Euroclear and/or Clearstream do not regard the Permanent Global Note to be fungible with such Definitive Notes, then interests in this Temporary Global Note will no longer be exchangeable for interests in the Permanent Global Note and may only thereafter be exchanged for Definitive Notes and Coupons pursuant to the terms hereof.

Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if such person were the bearer of Definitive Notes and Coupons in the form set out in the relevant Part of Schedule 3 to the Fiscal and Paying Agency Agreement.

The Company may deem and treat the bearer hereof as the absolute owner of this Temporary Global Note for all purposes (notwithstanding any notice to the contrary and whether or not this Temporary Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

Payment of principal, interest and Additional Amounts (if any) on this Global Note will be made in Euros.

This Temporary Global Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the principles of conflicts of law.

Title to this Temporary Global Note shall pass by delivery. This Temporary Global Note shall not be valid or obligatory until the Certificate of Authentication thereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal and Paying Agency Agreement.

IN WITNESS whereof the Company has caused this Temporary Global Note to be duly executed on its behalf.

GENERAL MOTORS CORPORATION

By:
Name:
Duly Authorized Officer

Dated: July     , 2003

CERTIFICATE OF AUTHENTICATION

This is the Temporary Global Note described in the within-mentioned Fiscal and Paying Agency Agreement.

DEUTSCHE BANK AG LONDON,
as Fiscal Agent without warranty, recourse or liability

By:
Name:
Title:
Authorized Officer

Schedule One

INTEREST PAYMENTS

Interest on Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of Payment by or on Behalf of Company
First
Second
Third
Fourth
Fifth

Schedule Two

SCHEDULE OF EXCHANGES

FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE

The following exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note have been made:

Date of Exchange	Principal Amount of Permanent Global Notes Issued in Exchange for a Portion of this Temporary Global Note	Remaining Principal Amount of this Temporary Global Note Following such Exchange	Notation Made by or on Behalf of the Company

Schedule Three

[FORM OF CERTIFICATION TO BE GIVEN

BY EUROCLEAR OR CLEARSTREAM]

CERTIFICATION

GENERAL MOTORS CORPORATION

(the “Company”)

% Notes due

(the “Notes”)

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal and Paying Agency Agreement relating to the Notes, as of the date hereof,                      principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale, or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States. Any such certification by electronic transmission satisfies the requirements set forth in the United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certifications from our member organizations for the period specified in the United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i)(C). As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its possessions (including the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Global Note excepted in such Member Organization certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities and tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:            , 200     *

Yours faithfully,

[EUROCLEAR BANK S.A./NV, as operator of the Euroclear System] or
[CLEARSTREAM]

By:

*	[To be dated no earlier than the Exchange Date as set forth in the Fiscal and Paying Agency Agreement relating to the Notes.]

CERTIFICATE “A”

[FORM OF PARTICIPANT CERTIFICATION INCORPORATED

BY REFERENCE TO A CERTIFICATION INSTRUCTION]

CERTIFICATE

GENERAL MOTORS CORPORATION

% Notes due

(the “Notes”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its possessions (including the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account to the Fiscal Agent under the Fiscal and Paying Agency Agreement relating to the Notes in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [currency amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of Definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain securities and tax laws of the United States and other jurisdictions. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:            , 200     *

Name of Person Making Certification

By:

*	To be dated no earlier than 15 days prior to the Certification Date.

PART II

FORM OF PERMANENT GLOBAL NOTE

Common Code No.:

ISIN No.:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE

THIS NOTE IS A PERMANENT GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE NOTES WITH COUPONS AT THE MAIN OFFICE OF THE FISCAL AGENT (AS DEFINED HEREIN) IN LONDON. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE FISCAL AND PAYING AGENCY AGREEMENT (AS DEFINED HEREIN).

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

GENERAL MOTORS CORPORATION

(incorporated in the State of Delaware, United States of America)

PERMANENT GLOBAL NOTE

representing

% NOTES DUE

This Note is a Permanent Global Note in respect of a duly authorized issue of % Notes Due              (the “Notes”) of General Motors Corporation (the “Company”), limited to the aggregate principal amount of              Hundred Million Euros (€            ).

This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and a Fiscal and Paying Agency Agreement (as amended from time to time in accordance with its terms, the “Fiscal and Paying Agency Agreement”) dated July 3, 2003 and made among the Company, Deutsche Bank AG London (the “Fiscal Agent”) and the Paying Agent named therein (the “Paying Agent”).

References herein to the Conditions shall be to the Terms and Conditions of Notes as set out in Schedule 1 and 2 to the Fiscal and Paying Agency Agreement as amended by the information set forth on the face of this Note and, in the event of any conflict between the provisions of the Conditions and the information set forth on the face of this Note, the latter will prevail.

For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the Maturity Date, or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the principal sum of              Euros (€            ) and to pay interest annually [    ] of each year from the date of issuance or the later date to which interest has been paid or provided for at the rate of [    ]% per annum in arrears on the principal amount of the Notes represented by this Permanent Global Note, calculated and payable as provided in the Conditions together with any such sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the offices of the Fiscal Agent at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England or at the offices of any of the Paying Agents located outside the United States from time to time appointed by the Company in respect of the Notes. On any payment of interest being made details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording such payment shall be signed by or on behalf of the Company. On any redemption and cancellation of any of the Notes represented by this Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation the principal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the principal amount so redeemed or purchased and canceled.

The Notes represented by this Permanent Global Note were originally represented by a Temporary Global Note. Unless such Temporary Global Note was exchanged in whole on the issue hereof, such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for this Permanent Global Note. If any such exchange occurs following the issue hereof, the Company or its Fiscal Agent shall endorse Schedule Two hereto to reflect the increase in the aggregate principal amount of this Permanent Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

This Permanent Global Note may be exchanged (free of charge) in whole but not in part, under certain circumstances as set forth in the Conditions. Subject as aforesaid and to at least 45 days’ written notice being given to the Fiscal Agent by Euroclear S.A./N.V., as operator of the Euroclear System or by Clearstream, this exchange will be made upon presentation of this Permanent Global Note by the bearer hereof on any day on which banks are open for business in London at the offices of the Fiscal Agent at the address aforesaid.

Until the exchange of the whole of this Permanent Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and Coupons in the form set out in Parts III and IV respectively of Schedule 3 to the Fiscal and Paying Agency Agreement.

Upon exchange in full of the Permanent Global Note for Definitive Notes, the Permanent Global Note shall become void; provided, however, that if the Company does not perform or comply with any one or more of its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of the Permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons appertaining to them as appropriate).

The Company may deem and treat the bearer hereof as the absolute owner of this Permanent Global Note for all purposes (notwithstanding any notice to the contrary and whether or not this Permanent Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

Payment of principal, interest and Additional Amounts (if any) on this Global Note will be made in Euros.

This Permanent Global Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the principles of conflicts of law.

Title to this Permanent Global Note shall pass by delivery. This Permanent Global Note shall not be valid or obligatory until the Certificate of Authentication thereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal and Paying Agency Agreement.

IN WITNESS whereof the Company has caused this Permanent Global Note to be duly executed on its behalf.

GENERAL MOTORS CORPORATION

By:
Name:
Duly Authorized Officer

Dated: July     , 2003

CERTIFICATE OF AUTHENTICATION

This is the Permanent Global Note described in the within-mentioned Fiscal and Paying Agency Agreement.

DEUTSCHE BANK AG LONDON,
as Fiscal Agent without warranty, recourse or liability

By:
Name:
Title:

Schedule One

INTEREST PAYMENTS

Interest on Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of Payment by or on Behalf of Company
First
Second
Third
Fourth
Fifth

Schedule Two

SCHEDULE OF EXCHANGES

FOR NOTES REPRESENTED BY A TEMPORARY GLOBAL NOTE

The following exchanges of a part of a Temporary Global Note for Notes represented by this Permanent Global Note have been made:

Date of Exchange	Principal Amount of Permanent Global Notes Issued in Exchange for a Portion of this Temporary Global Note	Remaining Principal Amount of this Temporary Global Note Following such Exchange	Notation Made by or on Behalf of the Company

PART III

FORM OF DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

€1,000/€10,000/E100,000

GENERAL MOTORS CORPORATION

(incorporated under the laws of the State of Delaware, United States of America)

€

% NOTES DUE

GENERAL MOTORS CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to the bearer on [Maturity Date], upon surrender hereof, the principal amount of

One Thousand/Ten Thousand/One Hundred Thousand Euros

€1,000/E10,000/€100,000

and to pay interest at the rate of     % per annum in arrears from the date of issuance or the later date to which interest has been paid or provided for on said principal amount annually on each             , beginning             , 2004, until payment of said principal amount has been made or duly provided for, but only, in the case of interest due on or before maturity, upon presentation and surrender of interest coupons attached hereto (the “Coupons”) as they shall severally mature. Such payments shall be made in Euros.

Reference is made to the further provisions set forth under Terms and Conditions of the Note endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Holders of this Note and holders of the Coupons appertaining hereto are deemed to have notice of all of the provisions of the Fiscal and Paying Agency Agreement applicable to them. Copies of the Fiscal and Paying Agency Agreement are available for inspection at the specified offices of the Fiscal Agent.

Title to this Note and to any Coupon appertaining hereto shall pass by delivery. The Company may treat the bearer hereof as the absolute owner of this Note for all purposes (notwithstanding any notice to the contrary and whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

Neither this Note nor any Coupon shall be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal and Paying Agency Agreement.

IN WITNESS whereof the Company has caused this Note to be duly executed on its behalf.

GENERAL MOTORS CORPORATION

By:
Name:
Duly Authorized Officer

Dated: July     , 2003

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Fiscal and Paying Agency Agreement.

DEUTSCHE BANK AG LONDON, as Fiscal Agent without warranty, recourse or liability

By:
Name:
Title:

PART IV

FORM OF COUPON

[Face of Coupon]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

GENERAL MOTORS CORPORATION

(incorporated under the laws of the State of Delaware, United States of America)

€

% NOTES DUE

Part A

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for
[ ]
due on
[ ] [ ] 20 ]

Payment of this Coupon will be made upon presentation and surrender hereof at the offices of such Paying Agents as General Motors Corporation shall from time to time appoint. The initial Paying Agents are set out on the reverse hereof.

GENERAL MOTORS CORPORATION

By:
Name:
Title:

(Reverse of Coupon)

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Duetsche Bank AG London.

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

PAYING AGENTS

Banque Générale du Luxembourg S.A.

50 Avenue J.F. Kennedy

L-2951 Luxembourg

and/or such other or further Fiscal Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i) “voting certificate” shall mean an English language certificate issued by a Paying Agent and dated, in which it is stated:

(a) that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1) the conclusion of the meeting specified in such certificate, or, if applicable, any adjourned such meeting; and

(2) the surrender of the certificate to the Paying Agent who issued the same; and

(b) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii) “block voting instruction” shall mean an English language document issued by a Paying Agent and dated, in which:

(a) it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1) the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2) the surrender to the Paying Agent who issued the same; and not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Company in accordance with paragraph 17 below of the necessary amendment to the block voting instruction;

(b) it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c) the total number and the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favor of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d) one or more persons named in such document (each hereinafter called a “proxy”) is or are authorized and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in sub-paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

2. The Company may at any time and, upon a requisition in writing of Noteholders holding not less than one tenth of the principal amount of the 2013 Notes or the 2033 Notes for the time being outstanding, convene a meeting of the applicable Noteholders and if the Company is in default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the Company is about to convene any such meeting they shall forthwith give notice in writing to the Fiscal Agent of the day, time and place thereof and of the nature of the business to be transacted thereat.

3. At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 12. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 1 Business Day before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by overnight courier to the Company (unless the meeting is convened by the Company).

4. Some person (who need not be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5. At any such meeting one or more persons present holding the 2013 Notes or the 2033 Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one twentieth of the principal amount of the 2013 Notes or the 2033 Notes shall form a quorum for the transaction of business and no business (other than choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. An “Extraordinary Resolution” refers to any resolution affecting the interests of the Noteholders, including modification of the Conditions, the 2013 Notes or the 2033 Notes, the Coupons or the Fiscal and Paying Agency Agreement. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in principal amount of the 2013 Notes or the 2033 Notes (as applicable) for the time being outstanding provided that with respect to any of the following matters:

(i) modification of the Maturity Date of the 2013 Notes or the 2033 Notes or reduction or cancellation of the amount of principal payable upon maturity;

(ii) reduction of the amount payable or modification of the payment date in respect of any Coupons or variation of calculating the rate of interest in respect of the 2013 Notes or the 2033 Notes;

(iii) modification of the currency in which payments under the 2013 Notes or the 2033 Notes and/or the Coupons appertaining thereto are to be made;

(iv) modification of the majority required to pass an Extraordinary Resolution;

(v) alteration of this proviso or the proviso to paragraph 6 below;

the quorum for passing shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds, or at any adjourned such meeting not less than a clear majority, of the principal amount of the 2013 Notes or the 2033 Notes (as applicable) for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of the 2013 Notes or the 2033 Notes, as the case may be, whether or not they are present at the meeting, and on all holders of Coupons appertaining to the 2013 Notes or the 2033 Notes (as applicable). Except as otherwise provided herein, the quorum at any meeting for passing any matters other than Extraordinary Resolutions shall be one or more persons present holding or representing in the aggregate not less than a clear majority of the principal amount of the 2013 Notes or the 2033 Notes (as applicable) represented at such meeting.

6. If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such is a public holiday the next succeeding Business Day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Fiscal Agent) and at such adjourned meeting one or more persons present holding Notes or voting certificates or being proxies (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum for passing on Extraordinary Resolution shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a clear majority of principal amount of the 2013 Notes or the 2033 Notes (as applicable) for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that two or more persons present holding Notes or voting certificates or being proxies at the adjourned meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8. Every question, including any Extraordinary Resolution, submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9. At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Company or by two or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one fiftieth part of the principal amount of the 2013 Notes or the 2033 Notes (as applicable) then outstanding a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor or against such resolution.

10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of a required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. Any director or officer of the Company and their lawyers and financial advisers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1 of the Fiscal and Paying Agency Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Company nor any of its subsidiaries shall be entitled to vote at any meeting in respect of 2013 Notes or 2033 Notes held by it for the benefit of the Company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of the Company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction or voting certificate from being a director, officer or representative of or otherwise connected with the Company.

14. Subject as provided in paragraph 13 above, at any meeting:

(a) on a show of hands every person who is present in person and produces a 2013 Note or a 2033 Note or voting certificate or is a proxy shall have one vote; and

(b) on a poll every person who is so present shall have one vote in respect of each minimum integral amount of 2013 Notes or 2033 Notes.

15. The proxies named in any block voting instruction need not be Noteholders.

16. Each block voting instruction together (if so requested by the Company) with proof satisfactory to such Company of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Fiscal Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Fiscal Agent before the commencement of the meeting or adjourned meeting but the Fiscal Agent shall not thereby be obligated to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Company at its registered office (or such other place as may have been approved by the Fiscal Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18. Without limiting the definition of Extraordinary Resolution, the following powers shall be exercisable only by Extraordinary Resolution:

(a) Power to sanction any compromise or arrangement proposed to be made between the Company and the Noteholders and Couponholders or any of them.

(b) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Company or against any of its property whether such rights shall arise under these presents, the Notes or the Coupons or otherwise.

(c) Power to assent to any modification of the provisions contained in these presents or the Conditions, the Notes or the Coupons which shall be proposed by the Company.

(d) Power to give any authority or sanction which under the provisions of these presents or the Notes is required to be given by Extraordinary Resolution.

(e) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f) Power to sanction any agreement or proposal for the exchange or sale of the Notes for, or as the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Company or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(g) Subject to Condition 10, power to approve the substitution of any entity in place of the Company (or any previous substitute) as the principal debtor in respect of the Notes and the Coupons.

19. Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 12 within 14 days of such result being known provided that the non publication of such notice shall not invalidate such resolution.

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Company and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

SIGNATORIES

The Company

General Motors Corporation

300 Renaissance Center

Detroit, Michigan 48265-2000

United States

Telephone:	313-665-6288
Facsimile:	313-665-6351

The Fiscal Agent

Deutsche Bank AG London

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

Facsimile:	44-20-7547-6149
Attention:	Corporate Trust and Agency Services.

The Paying Agent

Banque Générale du Luxembourg

S.A.

50 Avenue J.F. Kennedy

L-2951 Luxembourg

Telephone:	+352 4242 8068
Facsimile:	+352 4242 2887
Attention:	Documentation, Fiscal and Listing Agencies